EXHIBIT 5.1

                                 FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                                            CLIENT/MATTER NUMBER
                                                                     061300/0201
                               September 15, 1999



Oshkosh Truck Corporation
2307 Oregon Street
P. O. Box 2566
Oshkosh, Wisconsin  54903

Ladies and Gentlemen:

            We have acted as counsel for Oshkosh Truck Corporation, a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 3,250,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), and related Preferred Share Purchase Rights (the "Rights"), together with up to 487,500 additional shares of Common Stock and related Rights being registered to cover the over-allotment option granted by the Company and certain selling shareholders of the Company (the "Selling Shareholders") to the underwriters. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of February 1, 1999, as amended, by and between the Company and Firstar Bank Milwaukee, N. A. (the "Rights Agreement").

            In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Restated Articles of Incorporation and By-laws, as amended to date; (iii) the Rights Agreement; (iv) resolutions of the Company's Board of Directors relating to the authorization of the issuance of certain of the securities covered by the Registration Statement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

            Based upon the foregoing, we are of the opinion that:

            1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

            2. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Company, when the price thereof has been determined by



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Foley & Lardner
Oshkosh Truck Corporation
September 15, 1999
Page 2

action of the Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

            3. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Selling Shareholders are, and when sold in the manner contemplated in the Registration Statement and Prospectus will continue to be, validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

            4. The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

            We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                Very truly yours,

                                /s/ Foley & Lardner

                                FOLEY & LARDNER